Exhibit 99.2

Maxar Technologies Announces Exercise of Call Option to Acquire Vricon, Inc.

Westminster, Colo. – June 25, 2020 – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced that it has exercised its call option to take full ownership of 3D data and analytics firm Vricon, Inc., for approximately $140 million, or approximately $115 million net of estimated cash at closing. Maxar intends to fund the transaction using the proceeds from its issuance of $150 million in aggregate principal amount of new senior secured notes.

Vricon is a global leader in satellite-derived 3D data for defense and intelligence markets, with software and products that enhance 3D mapping, Earth intelligence data, military simulation and training and precision-guided munitions. The company was formed as a joint venture between Maxar and Saab in 2015 to combine patented Saab IP with Maxar commercial satellite imagery to build highly accurate, immersive 3D products at scale.

Maxar expects the transaction to close in July, subject to certain customary closing conditions.

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,000 team members in 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements

This release may contain certain “forward-looking statements” or “forward-looking information” under applicable securities laws. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “target,” “believe,” “plan,” “outlook,” “estimate,” “guidance” or “expect” and other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, but are not limited to, statements concerning the completion and timing of the consummation of the acquisition of Vricon, the Company’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on certain key expectations and assumptions made by the Company. Although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct.

The risks that could cause actual results to differ materially from current expectations include, but are not limited to those Risk Factors set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available online under the Company’s EDGAR profile at www.sec.gov or on the Company’s website at www.maxar.com, as well as the Company’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, which are available online under the Company’s SEDAR profile at www.sedar.com or on the Company’s website at www.maxar.com. The risk factors detailed in the foregoing are not intended to be exhaustive and there may be other key risks that are not identified that are not presently known to the Company or that the Company currently deems immaterial. These risks and uncertainties are amplified by the global COVID-19 pandemic, which has caused and will continue to cause significant challenges, instability and uncertainty.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements herein as a result of new information, future events or otherwise, other than as may be required under applicable securities law.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com

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